UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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GEOKINETICS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Geokinetics Stockholder:

We cordially invite you to attend our 2011 Annual Meeting of Stockholders. The Annual Meeting will be held on Wednesday, June 8, 2011, beginning at 2:00 p.m. (Central Daylight Time) at the Hilton Westchase, 9999 Westheimer Road, Houston, Texas 77042.

At this year’s Annual Meeting, you will be asked to vote on the election of directors and the ratification of the appointment of UHY LLP as Geokinetics’ independent registered public accounting firm.

I urge you to vote for your Board’s recommendations. Your vote is important. I hope you will be able to attend the meeting, but if you cannot, please vote your proxy as soon as possible.

Very truly yours,

/s/ RICHARD F. MILES
Richard F. Miles
President and Chief Executive Officer

Houston, Texas
May 2, 2011

GEOKINETICS INC.

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
June 8, 2011

Notice is hereby given that the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Geokinetics Inc., a Delaware corporation (“Geokinetics” or “the Company”), will be held at the Hilton Westchase, 9999 Westheimer Road, Houston, Texas 77042, at 2:00 p.m. (Central Daylight Time) on Wednesday, June 8, 2011.

Only Geokinetics stockholders of record who owned shares of voting securities at the close of business on Tuesday, April 12, 2011 (the “Record Date”), are entitled to notice of and can vote at this Annual Meeting or any adjournment or postponement that may take place. At the Annual Meeting, you will be asked to take the following actions:

1.                                       Elect nine directors to Geokinetics’ nine-member Board of Directors, each to hold office for a term of one year; and

2.                                       Ratify the appointment of UHY LLP as Geokinetics’ independent public accountants for the year ending December 31, 2011.

We will also transact such other business as may properly come before the meeting or any adjournment or postponement thereof.  The Board of Directors is not aware of any other matters to be presented at the Annual Meeting.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the envelope enclosed for that purpose. Alternatively, you may submit your proxy by telephone or over the internet. If you attend the meeting, you may withdraw your proxy and vote in person by ballot.

By Order of the Board of Directors

/s/ WILLIAM L. MOLL, JR.
William L. Moll, Jr.
Corporate Secretary

Houston, Texas

May 2, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON JUNE 8, 2011.

The proxy statement and annual report to security holders may be requested by calling 1-800-390-5530 or by email at corporatesecretary@geokinetics.com. They are also available at http://bnymellon.mobular.net/bnymellon/gok and the Company’s website at www.geokinetics.com under “Investor Relations”.

GEOKINETICS INC.

1500 CityWest Blvd., Suite 800

Houston, TX 77042

PROXY STATEMENT

2011 Annual Meeting of Stockholders
June 8, 2011

This Proxy Statement and the accompanying Notice of 2011 Annual Meeting of Stockholders (“Annual Meeting”) and proxy card are being furnished in connection with the solicitation by the Board of Directors (the “Board”) of Geokinetics Inc. of proxies to be voted at the 2011 Annual Meeting scheduled to be held at the time, place and for the purposes set forth in the Notice. This Proxy Statement and the enclosed proxy card are being mailed to stockholders beginning on or about May 5, 2011. A copy of Geokinetics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2010 accompanies this Proxy Statement.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

1.                                      Who can vote?

Stockholders holding shares of Geokinetics’ Common Stock, $0.01 par value (the “Common Stock”) and Series B Senior Convertible Preferred Stock, $10.00 par value (the “Series B Preferred Stock”) as of the close of business on April 12, 2011 (the “Record Date”), are entitled to receive notice of and to vote at the Annual Meeting, or any adjournments or postponements of the Annual Meeting. Stockholders have one vote for each share of Common Stock and 15.24 votes for each share of Series B Preferred Stock held as of the Record Date, which may be voted on each proposal presented at the Annual Meeting.

2.                                      How many shares of Geokinetics voting securities were outstanding on the Record Date?

The outstanding voting securities of Geokinetics on the Record Date consisted of 18,176,558 shares of Geokinetics’ Common Stock and 5,020,115 shares of Common Stock issuable upon the conversion of 329,420 shares of the Series B Preferred Stock for a total of 23,196,673 shares of Common Stock on an “as converted” basis. The holders of the Common Stock and the Series B Preferred Stock vote together as a single class and not as separate classes. For information regarding holders of more than 5% of the outstanding voting securities of Geokinetics, see “Security Ownership of Certain Beneficial Owners and Management” on page 15.

3.                                      How do I vote?

A stockholder of record can vote in person at the Annual Meeting or by proxy in one of the following three ways:

1.                                       Mail: to vote by mail, sign, date and return your proxy card in the enclosed postage-paid envelope.

2.                                       Telephone: to vote by telephone, call 1-866-540-5760. Use any touch tone telephone to vote your proxy. You will need to provide the control number printed on your proxy card and follow the instructions on your proxy card and the voice prompts.

3.                                       Internet: to vote over the internet, access the website www.proxyvoting.com/gok. You will need to provide the control number printed on your proxy card and follow the instructions on your proxy card and the website.

If you vote by telephone or over the internet, do not return your proxy card.

If you change your mind on any issue, you may revoke your proxy at any time before the close of voting at the Annual Meeting. Any stockholder giving a proxy has the power to revoke the proxy at any time prior to its exercise by executing a subsequent proxy, by written notice to the Corporate Secretary of Geokinetics or by attending the meeting and withdrawing the proxy in person. All written notices of revocation or other communications with respect to the revocation of proxies should be addressed to: Geokinetics Inc., 1500 CityWest Blvd., Suite 800, Houston, Texas 77042; Attention: Corporate Secretary. Shares represented by a duly executed proxy received prior to the Annual Meeting will be voted in accordance with the instructions indicated on the proxy. If you properly sign and return your proxy card, but do not specify your choices, your shares will be voted by the proxy holders as specified by the Board.

4.                                      How do I vote if my shares are held in street name?

If your shares of Common Stock are held in the name of your broker, a bank or other nominee, only your broker, bank or other nominee may execute a proxy and vote your shares. Please sign, date and promptly return the instruction card you received from your broker, bank or other nominee, in accordance with the instructions on the card. You may vote by the Internet or telephone if your bank or broker makes those methods available, in which case you can follow the instructions on the card. If you wish to vote your “street name” shares directly, you will need to obtain a document known as a “legal proxy” from your broker, bank or other nominee. Please contact your broker, bank or other nominee if you wish to do so.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of Directors (Proposal 1 of this Proxy Statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of Directors, your bank or broker was allowed to vote those shares on your behalf in the election of Directors as they felt appropriate.  Recent changes to the NYSE Amex and SEC regulations were made to eliminate the ability of your bank or broker to vote your uninstructed shares in the election of Directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of Directors, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2 of this Proxy Statement).

If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

5.                                      Do I have to vote?

No. However, we strongly urge you to vote. You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting for all, some or none of Geokinetics’ director nominees and the ratification of the independent registered accounting firm.

Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal. Thus, abstentions will have the same effect as a vote against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be considered present at the Annual Meeting for a proposal so a broker non-vote will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which a majority is calculated.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on one or more proposals because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

6.                                      What is a “quorum?”

A “quorum” is a majority of the aggregate voting power of the outstanding voting securities and its presence is required to hold the Annual Meeting. A quorum is determined by counting the votes represented by all outstanding voting securities present in person at the Annual Meeting or represented by proxy. If you submit a properly executed proxy, you will be considered part of the quorum even if you abstain from voting. Stockholders representing more than a majority of the voting securities entitled to vote on the Record Date must be present or represented by proxy to constitute a quorum.

7.                                      How can I view the stockholder list?

A complete list of stockholders entitled to vote at the Annual Meeting will be available to view during the Annual Meeting. You may review this list at Geokinetics’ corporate offices at 1500 CityWest Blvd., Suite 800, Houston, Texas 77042 during ordinary business hours for a period of ten (10) calendar days before the Annual Meeting.

8.                                      How many votes must each proposal receive to be adopted?

Directors are elected by a majority vote of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.  The number of votes cast for a nominee’s election must exceed the number of votes cast against and abstentions on such nominee’s election in order for the nominee to be elected to the Board of Directors.  The affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of the independent registered accounting firm.

9.                                      What happens if a proposal is not approved at the Annual Meeting?

If the votes for a director nominee are less than the sum of the votes against the nominee and abstentions, the director nominee will not be elected to the board of directors.  If the votes for the ratification of UHY as the Company’s auditors are less than the sum of the votes against the proposal and abstentions, the audit committee will re-consider its selection.  Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the audit committee believes that such a change would be in the best interest of the Company and stockholders.

10.                               How are votes counted?

Votes are counted in accordance with Geokinetics’ Bylaws and Delaware law. If a stockholder returns an executed proxy card but does not indicate how his or her shares are to be voted, the shares covered by such proxy card will be included in determining if there is a quorum and will also be counted as votes “FOR” the election of Geokinetics’ board nominees and the ratification of the independent registered accounting firm. Shares will not be voted at the Annual Meeting if no properly executed proxy card covering those shares has been returned and the holder does not cast votes with respect to those shares in person at the Annual Meeting. A broker non-vote will not be counted in determining the election of directors or the ratification of the independent registered accounting firm.

11.                               Who will count the votes?

A representative of Geokinetics’ Office of the Corporate Secretary will count the votes and serve as the Inspector of Election. The Inspector of Election shall have the authority to receive, inspect, electronically tally and determine the validity of the proxies received.

12.                               What happens if other matters come up at the Annual Meeting?

The matters described in the notice of Annual Meeting are the only matters the Company is aware of that will be voted on at the Annual Meeting.  If any other matters are submitted at the meeting, the persons appointed as proxies will have the authority to vote your shares for or against such proposal in their discretion.

13.                               Who pays for the proxy solicitation related to the Annual Meeting?

The cost of soliciting proxies will be borne by Geokinetics. In addition to the solicitation by mail, the directors and certain regular employees of Geokinetics may solicit proxies by telephone, telecopy or in person. Such persons will not receive any fees or other compensation for such solicitation. No specially engaged employees or solicitors will be retained by Geokinetics for proxy solicitation purposes. Geokinetics may request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding this material.

14.                               How can I obtain a copy of the Annual Report on Form 10-K?

The Annual Report on Form 10-K is available on the internet at http://bnymellon.mobular.net/bnymellon/gok and on the Company’s website at www.geokinetics.com under “Investor Relations” and then under “2011 Annual Meeting of Stockholders.”

15.                               If I want to submit a stockholder proposal for the 2012 Annual Meeting, when is it due?

Any proposal or proposals by a stockholder intended to be included in the proxy statement and form of proxy relating to the 2012 Annual Meeting of Stockholders must be received by Geokinetics no later than 120 days before the anniversary of mailing date, for the meeting scheduled to be held in June 2012, pursuant to the proxy solicitation rules of the Securities and Exchange Commission.  However, if the date of the 2012 Annual Meeting is changed by more than 30 days from the scheduled date, then the deadline will be a reasonable time before Geokinetics begins to print and mail the 2012 proxy materials. Your proposals should be sent by certified mail, return receipt requested, to Corporate Secretary, Geokinetics Inc., 1500 CityWest Blvd., Suite 800, Houston, Texas 77042. Geokinetics is not required to include in its proxy statement and proxy card relating to the 2012 Annual Meeting of Stockholders any stockholder proposal which may be omitted from the proxy materials pursuant to applicable regulations of the Securities and Exchange Commission in effect at the time such proposal is received.

The persons named in our form of proxy for the 2012 Annual Meeting will have discretionary authority to vote any proxies they hold at such meeting on any matter for which we do not receive notice by 45 days before the anniversary of mailing date, unless we change the date of the 2012 Annual Meeting of Stockholders by more than 30 days from the date of the 2011 Annual Meeting of Stockholders, in which case such persons will be able to exercise discretionary authority if notice of the matter has not been received in a reasonable time before we mail our proxy materials for the 2012 Annual Meeting of Stockholders.

If the date of the 2012 Annual Meeting of Stockholders is advanced or delayed by more than 30 calendar days from the date of the 2011 Annual Meeting, we shall, in a timely manner, inform stockholders of such change, by including a notice under Item 5 in our earliest possible quarterly report on Form 10-Q. The notice will include the new deadline for submitting proposals to be included in our proxy statement and the new date for determining whether we may exercise discretionary voting authority because it has not received timely notice of a matter.

In order to avoid controversy as to the date on which we receive any such proposal, it is suggested that stockholders submit their proposals by certified mail, return receipt requested, or other means that permit them to prove the date of delivery.  Notices of intention to present proposals at the 2012 Annual Meeting should be addressed to Corporate Secretary, Geokinetics Inc., 1500 CityWest Blvd., Suite 800, Houston, Texas 77042.

PROPOSAL 1—ELECTION OF DIRECTORS

Information about the Board of Directors and Committees

You will have the opportunity to elect Geokinetics’ entire Board of Directors at the Annual Meeting. All of the incumbent directors are standing for re-election. Pursuant to Geokinetics’ Bylaws, the Board has determined that the Board will consist of nine directors and has nominated the nine persons named below for election as directors at the Annual Meeting. Each nominee has consented to being named as a nominee for election as a director and has agreed to serve as a director if elected. All directors are elected annually and serve one-year terms or until a successor has been duly elected and shall qualify.

The Board of Directors recommends that you vote “FOR” the election of each of the nominees named below.

Director Nominees

Set forth below are the names, ages and positions of the nominees for directors. All nine of the Company’s directors named below were elected at the 2010 Annual Meeting of Stockholders for a term of one year or until his successor was elected.

Name	Age	Position with Geokinetics	Director Since
William R. Ziegler	68	Chairman (non-executive) and Director	1997
Richard F. Miles	62	President, Chief Executive Officer and Director	2007
Christopher M. Harte	63	Director	1997
Steven A. Webster	59	Director	1997
Gary M. Pittman	47	Director	2006
Robert L. Cabes, Jr.	41	Director	2006
Christopher D. Strong	52	Director	2007
Gottfred Langseth	44	Director	2010
Anthony Tripodo	58	Director	2010

There are no family relationships among any of the director nominees or between such nominees and any executive officers of Geokinetics.

William R. Ziegler, age 68, has served as a member of the Board of Directors since August 1, 1997 and has served as the Chairman (non-executive) since February 2, 1999. Since January 2001, Mr. Ziegler has been of counsel at the law firm of Satterlee Stephens Burke & Burke, LLP, located in New York, NY. Prior to that, he was a partner in such law firm and its predecessors.  Mr. Ziegler is currently a private investor, a General Partner of Somerset Capital Partners and a director of several private corporations. We believe that Mr. Ziegler’s legal background, his board and corporate governance experience, and his familiarity with the seismic industry provide an important resource and skill set to our Board and his position as Chairman.

Richard F. Miles, age 62, has served as the President and Chief Executive Officer since August 15, 2007.  Prior to that, Mr. Miles was Chief Operating Officer since March 5, 2007.  Prior to joining the Company in September 2006 as President — International Operations, Mr. Miles served as President and Chief Executive Officer of Grant Geophysical, Inc. since January 2001. During the period 1990 to 2000, he was employed by Tech-Sym Corporation primarily as President and Chief Executive Officer of its subsidiary Syntron Inc. but also within that same period, he was Chief Executive Officer and Director of GeoScience Corporation, Chairman of CogniSeis, Syntron and Symtronix, all subsidiaries of Tech-Sym Corporation. Prior to that, he was Manager of North and South America Marine and Worldwide Marine Support for Halliburton Geophysical Services. From 1984 to 1988, he was General Manager at Geosource Marine, Inc. and from 1966 to 1984, he held a variety of positions with Geophysical Service, Inc. with increasing responsibilities. Mr. Miles has over 40 years of experience in the seismic services industry and, as President and CEO of the Company and as a director, we believe the board gains a valuable perspective through Mr. Miles that combines the operational expertise of a member of management with the oversight focus of a member of the board.

Christopher M. Harte, age 63, has served as a member of the Board of Directors since August 1, 1997.  He was publisher of the Minneapolis Star Tribune from 2007 to 2009 and has been a private investor for more than the past five years. He is a director of Harte Hanks, Inc. (a direct marketing and shopper publishing company).  We believe Mr. Harte’s experience as a chief executive officer, his experience in marketing and public policy, and his public company director experience provide a valuable resource to the Board.

Steven A. Webster, age 59, has served as a member of the Board of Directors since August 1, 1997. Since co-founding the firm in July 2005, Mr. Webster has served as Co-Managing Partner of Avista Capital Partners, which makes private equity investments in energy, healthcare and media. Mr. Webster serves as Chairman of Carrizo Oil & Gas, Inc. and Basic Energy Services, Inc. He also serves on the boards of Seacor Holdings and Hercules Offshore, Inc.  Mr. Webster serves as Trust Manager of Camden Property Trust. He is also a General Partner of Somerset Capital Partners. From 2000 to 2005, Mr. Webster served as Chairman of Global Energy Partners, an affiliate of Credit Suisse. He was a founder and served as Chief Executive Officer of Falcon Drilling Company, Inc. and its successor, R&B Falcon Corporation from January 1988 to June 1999. Mr. Webster’s extensive financial, analytical and investment banking experiences provide a critical skill set to the Board, as well as his experience as board chairman, director and senior executive of multiple publicly-traded oilfield service companies and oil and gas exploration companies which make up our customer base.

Gary M. Pittman, age 47, has been a private investor for more than the past fifteen years and has served as a member of the Board of Directors since March 8, 2006. From 1987 to 1995, Mr. Pittman was Vice President of the Energy Recovery Fund, a $180 million private equity fund focused on the energy industry. Mr. Pittman is a director and former Chairman of PostRock Energy, a natural gas exploration and production and interstate pipeline company.  Mr. Pittman has served as a director of Quest Energy, an E&P MLP; director and compensation committee chair of Flotek Industries, an oilfield service company; director and audit committee member of Czar Resources, Ltd., a public Canadian exploration and production company; secretary, vice president and director of Sub Sea International, an offshore robotics and diving company; and owned and operated an oil and gas production and gas gathering company in Montana.  We believe Mr. Pittman’s energy industry and public company compensation, audit and governance experience and expertise are critical skill sets for our board.

Robert L. Cabes, Jr., age 41, has served as a member of the Board of Directors since November 2, 2006. Mr. Cabes has been a Partner of Avista Capital Holdings, L.P., a private equity firm focused on investments in the energy, healthcare and media sectors, since June 2005. From April 2001 to June 2005, Mr. Cabes served as Principal of Global Energy Partners, or GEP, a specialty group within Credit Suisse’s asset management business that made investments in energy companies. Mr. Cabes currently serves as a director of Spartan Offshore Drilling; ACP II Marcellus; Celtique Energie, Limited; Hansa Hydrocarbons; Laramie Energy; Laredo Energy; Manti Exploration; and Royal Offshore.  Prior to joining GEP, Mr. Cabes was with Credit Suisse’s and Donaldson, Lufkin and Jenrette’s Investment Banking Division (prior to its acquisition by Credit Suisse in 2000) where he worked on debt and equity securities underwriting and mergers and acquisitions for energy companies. Before joining Donaldson, Lufkin and Jenrette, Mr. Cabes spent six years with Prudential Securities in its energy corporate finance group in Houston and New York. Mr. Cabes holds a B.B.A. from Southern Methodist University and is a CFA charterholder. Mr. Cabes brings to our Board his financial and analytical expertise in the energy sector, including his experience as a director of numerous oilfield services companies.

Christopher D. Strong, age 52, has served as a member of the Board of Directors since May 15, 2007. Mr. Strong is the President and Chief Executive Officer of Union Drilling, Inc., an operator of land-based drilling rigs based in Fort Worth, TX, and has served in that capacity since April 2004. From June 1, 2003 to April 1, 2004, Mr. Strong served as Union Drilling’s President and Treasurer. From May 1999 to June 1, 2003, he served as Union Drilling’s Vice President and Chief Financial Officer. From 1994 until he joined Union, he served in various capacities at Hvide Marine, a marine oilfield service company, most recently as Vice President-Finance and Treasurer. From 1990 through 1994, Mr. Strong was Treasurer of Port Everglades, a seaport with one of the largest non-refinery petroleum tank farms in the country. Mr. Strong also served as an officer in the U.S. Navy. Mr. Strong brings to our Board over 15 years of experience in the oil and gas industry, including his extensive experience in finance and accounting.

Gottfred Langseth, age 44, has served as a member of the Board of Directors since March 22, 2010.  Mr. Langseth is the Executive Vice President and Chief Financial Officer of Petroleum Geo-Services ASA (“PGS”) since as of January 1, 2004. Before joining PGS, he was Chief Financial Officer at the information technology company Ementor ASA from 2000 to 2003 and was Senior Vice President of Finance and Control at the offshore construction company Aker Maritime ASA from 1997 to 2000. He served with Arthur Andersen Norway from 1991 to 1997, qualifying as a Norwegian state authorized Public Accountant in 1993. Mr. Langseth brings to our Board his experience in the seismic industry, as well as financial and international experience.

Anthony Tripodo, age 58, has served as a member of the Board of Directors since March 22, 2010.  Mr. Tripodo joined Helix Energy Solutions Group as Executive Vice President and Chief Financial Officer in June 2008, having served on its Board of Directors since February 2003. From 2007 to 2008, he served as Executive Vice President & Chief Financial Officer of Tesco Corporation, a technology based oilfield services company.  From 2003 to 2007, he served as Managing Director of Arch Creek Advisors LLC, a Houston based investment banking firm. From 1997 to 2003, Mr. Tripodo was Executive Vice President of Veritas DGC, Inc., an international oilfield service company specializing in geophysical services. Previously, Mr. Tripodo served 16 years in various executive capacities with Baker Hughes, including serving as Chief Financial Officer of both the Baker Performance Chemicals and the Baker Oil Tools divisions. Mr. Tripodo also served as a director of Petroleum Geo-Services, a Norwegian based oilfield services company specializing in geophysical services, Vetco International Ltd., a London based oilfield services company and TXCO Resources, an independent oil and gas exploration company.  Mr. Tripodo brings many years of experience both as an officer of publicly-traded companies and a member of audit committees of various publicly traded companies overseeing finance and accounting functions to our Board of Directors.

Votes Required; Board Recommendation

Geokinetics’ Bylaws provide for the election of directors by the majority vote of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.  The number of votes cast for a nominee’s election must exceed the number of votes cast against or abstentions on such nominee’s election in order for him to be elected to the Board of Directors.  If the votes for a director are less than the votes against the director and abstentions, the director will not be elected to the board of directors.  The Board believes that the election of the nominees listed above as directors of Geokinetics is in the best interest of Geokinetics and its stockholders. The Board recommends a vote FOR the nominees and proxies not marked to the contrary will be so voted. Should any of the nominees become unable to serve, the persons acting under the proxy will vote for the election, in the nominee’s stead, of such other person as the Board of Geokinetics may recommend.

Director Independence

As of the date of this proxy statement, Geokinetics’ Board of Directors consists of Messrs. Ziegler, Miles, Pittman, Harte, Webster, Cabes, Strong, Langseth and Tripodo. The Board has determined that Messrs.  Pittman, Harte, Cabes, Strong, Ziegler and Tripodo are independent as defined under the NYSE Amex (formerly American Stock Exchange) rules. Messrs. Webster, Miles and Langseth are not independent.

Code of Ethics

On December 28, 2006, our Board adopted a Code of Business Conduct and Ethics which applies to all of our directors, officers and employees. The Board has not granted any waivers to the Code of Business Conduct and Ethics. The Geokinetics Code of Business Conduct and Ethics is available on the

Geokinetics’ website at www.geokinetics.com. You may also request a copy of the Code of Business Conduct and Ethics at no cost by making a written or telephone request for copies to Geokinetics Inc., 1500 CityWest Blvd., Suite 800, Houston, Texas 77042; Attention: Corporate Secretary. Any amendments to or waivers of the Code of Conduct and Business Ethics will also be posted on our website.

Meetings and Committees of the Board

Geokinetics’ Board of Directors met formally four (4) times during the fiscal year ended December 31, 2010.  The Board of Directors also conducted seven (7) special meetings by telephone to discuss various matters throughout the year.  Each director of the Company attended at least 75% of such Board of Directors meetings.

The members of the three standing committees—the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee—as of the date of this proxy statement are as follows:

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Christopher D. Strong (Chairman)	Gary M. Pittman (Chairman)	Christopher M. Harte (Chairman)
Christopher M. Harte	Christopher M. Harte	Gary M. Pittman
Gary M. Pittman	Robert L. Cabes, Jr.	Robert L. Cabes, Jr.
Anthony Tripodo

Attendance at Annual Stockholders’ Meetings

Although the Company does not have a formal policy regarding attendance by members of the Board at its annual meeting of stockholders, directors are invited to attend annual meetings of Geokinetics’ stockholders.  Seven directors attended the 2010 annual meeting of stockholders.

Stockholder Communications with the Board of Directors

In order to provide the Company’s stockholders and other interested parties with a direct and open line of communication to the Board of Directors, the Board of Directors has adopted procedures for communications to directors.  Geokinetics’ stockholders and other interested persons may communicate with the Chairman of the Company’s Audit Committee, or with the non-management directors of the Company as a group, by written communications addressed to Geokinetics Inc., 1500 CityWest Blvd., Suite 800, Houston, Texas 77042; Attention: Corporate Secretary.

All communications received in accordance with these procedures will be reviewed initially by senior management of the Company. Senior management will relay all such communications to the appropriate director or directors unless it is determined that the communication:

•                  does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees;

•                  relates to routine or insignificant matters that do not warrant the attention of the Board of Directors;

•                  is an advertisement or other commercial solicitation or communication;

•                  is frivolous or offensive; or

•                  is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate.  Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.

The Corporate Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year.  The Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

Board Leadership Structure and Role in Risk Oversight

The Board does not have a formal policy as to whether the role of the Chairman and the Chief Executive Officer (“CEO”) should be separate; rather the Board evaluates its leadership structure on an ongoing basis.  The decision on whether to combine or separate the Chairman and CEO role is determined on the basis of what the Board considers to be best for the Company at any given point in time.  Geokinetics’ current Board leadership structure separates the role of Chairman and CEO.  Presently, the Board believes that the separation of the two roles is appropriate because it, among other things, provides an important balance of responsibilities with the Chairman directing Board operations and leading the Board in its oversight of management, and the CEO focusing on developing and implementing the Company’s board-approved strategies and managing its day-to-day business.  Further, the Board believes this structure provides for increased independence between the Board and management.

The Board has an active role in overseeing the Company’s risk management.  The Board regularly reviews information presented by management regarding the Company’s business and operations risks, including those relating to financial, safety, compliance and security risks, and monitors risk areas through Board reports and discussions regarding risk areas at Board meetings.  The Board also reviews and approves corporate goals and capital budgets on an annual basis.  Further, pursuant to its charter, the Audit Committee reviews with the Board any issues that may arise in the performance of its duties, including those relating to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements and its Code of Ethics and Business Conduct, the Company’s compliance with its risk management policies and procedures, and the performance of the internal audit, ethics and compliance functions.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee held one meeting during the fiscal year ended December 31, 2010 and all of the members were in attendance.  The Board has determined that Messrs. Harte, Pittman and Cabes are independent under the NYSE Amex rules.

Geokinetics has adopted a Corporate Governance and Nominating Committee charter which outlines the Corporate Governance and Nominating Committee’s primary duties to include, among other things:

•                  establishing standards for service on the Board and nominating guidelines and principles;

•                  identifying individuals qualified to become members of the Board and recommending director candidates for election to the Board;

•                  considering and making recommendations to the Board regarding its size and composition, committee composition and structure and procedures affecting directors;

•                  establishing policies regarding the consideration of any director candidates recommended by Geokinetics’ stockholders, and the procedures to be followed by stockholders in submitting such recommendations;

•                  evaluating and reviewing the performance of existing directors; and

•                  monitoring Geokinetics’ corporate governance principles and practices and making recommendations to the Board regarding governance matters, including Geokinetics’ certificate of incorporation, bylaws and charters of the Board committees.

The Corporate Governance and Nominating Committee considers factors such as independence, diversity, board and governance experience, age, integrity, skill, expertise and industry knowledge when considering director candidates.  Although the Corporate Governance and Nominating Committee does not have a stand-alone policy with regard to consideration of diversity in identifying director nominees, it considers diversity in professional background, experience, expertise (including as to financial matters) and perspective (including as to age, gender and ethnicity) with respect to the Board composition as a whole when evaluating a director nominee. The Committee may in the future choose to engage third-party search firms in situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.  Any search firm retained to assist the Committee in seeking candidates for the Board will affirmatively be instructed to seek to include diverse candidates from traditional and nontraditional candidate groups.

The Corporate Governance and Nominating Committee permits stockholders to submit director candidates for the committee’s consideration. Each year the proxy statement released to stockholders in connection with the previous year’s annual meeting provides instructions regarding the dates by which stockholders must submit proposals for consideration at the following year’s annual meeting.

The Corporate Governance and Nominating Committee charter is available on the Geokinetics’ website at www.geokinetics.com.  You may also request a copy of the Corporate Governance and Nominating Committee charter at no cost by making a written or telephone request for copies to Geokinetics Inc., 1500 CityWest Blvd., Suite 800, Houston, TX 77042; Attention: Corporate Secretary.

Audit Committee

The Audit Committee conducted eighteen (18) meetings in person and by telephone during the fiscal year ended December 31, 2010, at which all of the Audit Committee members were in attendance except one member who attended fifteen (15) meetings.  The Audit Committee consists of four directors, Messrs. Strong (Chairman), Harte, Pittman and Tripodo.  Messrs. Strong, Harte, Pittman and Tripodo are independent as defined under the NYSE Amex rules.

The Audit Committee’s charter requires the committee to oversee Geokinetics’ financial reporting process and report the results of its activities to the Board. The primary duties of the Audit Committee consist of, among other things:

•                  approving auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors;

•                  appointing an independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Company, subject to Board and stockholder approval;

•                  reviewing and approving all related party transactions for amounts exceeding $120,000; and

•                  establishing procedures for the receipt, retention and treatment of complaints received by Geokinetics regarding financial controls, accounting or auditing matters.

The Company’s principal independent auditor, UHY LLP, reports directly to the Audit Committee.  In addition, the Audit Committee provides an open line of communication between the internal auditors, the independent auditor and the Board.

For the fiscal year ended December 31, 2010, the Audit Committee met to review Geokinetics’ audited financial statements, to discuss with independent registered public accountants matters required under the statement on Auditing Standards No. 61, and to review the written disclosures and letters from the independent registered public accountants.

The Audit Committee charter is available on the Geokinetics’ website at www.geokinetics.com.  You may also request a copy of the Audit Committee charter at no cost by making a written or telephone request for copies to Geokinetics Inc., 1500 CityWest Blvd., Suite 800, Houston, TX 77042; Attention: Corporate Secretary.

Policy for Approval of Audit and Non-Audit Fees

The Audit Committee’s “Policy on the Engagement of the Independent Auditor” requires the Audit Committee to approve all types of audit and permitted non-audit services to be performed by the Company’s independent auditors during the year, as required under applicable law.

The Audit Committee pre-approves annually proposed audit and permitted non-audit services to be provided by the independent auditors for the fiscal year.  The Audit Committee also considers for pre-approval annually the maximum amount of fees and the manner in which the fees are determined for each type of pre-approved audit and non-audit services proposed to be provided by the independent auditors for the fiscal year.  The Audit Committee separately pre-approves any service that is not included in the approved list of services or any proposed services exceeding pre-approved cost levels.  The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for services that need to be addressed between Audit Committee meetings.  The Audit Committee is then informed of these pre-approval decisions, if any, at the next meeting of the Audit Committee.  Refer to “Principal Accountant Fees and Services” on page 34 of this proxy statement for the aggregate fees paid to UHY LLP for the years ended December 31, 2010 and 2009.

Audit Committee Financial Expert

The Audit Committee plays an important role in promoting effective accounting, financial reporting, risk management and compliance procedures and controls. As such, it is imperative that members of the Audit Committee have requisite financial literacy and expertise. All members of the Audit Committee meet the financial literacy standard required by the NYSE Amex rules. In addition, as required by the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission requires that the Company disclose whether or not the Audit Committee has an “Audit Committee financial expert” as a member. An “Audit Committee financial expert” is defined as a person who, based on his or her experience, satisfies all of the following attributes:

•                  An understanding of generally accepted accounting principles and financial statements.

•                  An ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves.

•                  Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and level of complexity of issues that can reasonably be expected to be raised by Geokinetics’ financial statements, or experience actively supervising one or more persons engaged in such activities.

•                  An understanding of internal controls and procedures for financial reporting.

•                  An understanding of Audit Committee functions.

The Board of Directors has determined that Messrs. Strong (Chairman of the Audit Committee), Pittman and Tripodo each satisfy the definition of “Audit Committee financial expert,” and has designated each of them as an “Audit Committee financial expert.”

Audit Committee Report

The Audit Committee assists the Board in fulfilling its responsibility to oversee management’s execution of our financial reporting process.  In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the 2010 Annual Report on Form 10-K with management and its independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of disclosure controls and internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on:

•                  the fair presentation of our financial statements in conformity with accounting principles generally accepted in the United States in all material respects; and

•                  the effectiveness of our internal control over financial reporting.

The Audit Committee met privately with the independent registered public accounting firm and discussed issues deemed significant by the accounting firm, including those required by Statements on Auditing Standard No. 61 as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Geokinetics and its management and received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as adopted by the Public Company Accounting Oversight Board in Rule 3600T and considered whether the provision of non-audit services was compatible with maintaining the accounting firm’s independence.

In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC.

The undersigned members of the Audit Committee have submitted this report to the Board of Directors on May 2, 2011.

Audit Committee,

Christopher D. Strong (Chairman)
Christopher M. Harte
Gary M. Pittman

Anthony Tripodo

Compensation Committee

The Compensation Committee held eight (8) meetings during the fiscal year ended December 31, 2010, at which all members of the Compensation Committee were in attendance except one member who attended seven (7) meetings.  The Compensation Committee consists of three directors, Messrs. Pittman (Chairman), Cabes and Harte. Each of these directors qualifies as a non-employee director.  The Board has determined the Messrs. Pittman, Cabes and Harte are independent as defined under the NYSE Amex rules.

Geokinetics has adopted a Compensation Committee charter which outlines the Compensation Committee’s primary duties to include among other things:

•                  approving the total remuneration and employment agreements for Geokinetics’ executive officers;

•                  reviewing the compensation, benefit and equity-based plans, programs and payments for all employees;

•                  reviewing and approving the goals and objectives relevant to the compensation of Geokinetics’ CEO and senior management; and

•                  reviewing and setting the compensation package for the Board of Directors.

The Compensation Committee may form and delegate its authority to subcommittees as appropriate. Additionally, the CEO may make recommendations to the Compensation Committee relating to executive and director compensation.

Refer to the Compensation Discussion and Analysis beginning on page 18 of this proxy statement for a discussion of the Compensation Committee’s process for determining total compensation for executive officers and the role of executive management in determining executive compensation.

The Compensation Committee charter is available on the Geokinetics’ website at www.geokinetics.com.  You may also request a copy of the Compensation Committee charter at no cost by making a written or telephone request for copies to Geokinetics Inc., 1500 CityWest Blvd., Suite 800, Houston, TX 77042; Attention: Corporate Secretary.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an executive officer or employee of Geokinetics. None of Geokinetics’ executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or Board of any other entity that has one or more executive officers serving as a member of Geokinetics’ Board or Compensation Committee.

Compensation Policies and Practices as They Relate to Risk Management

The Compensation Committee reviewed the elements of executive compensation during 2010 to determine whether any portion of executive compensation encouraged excessive risk taking.  Management of the Company conducted a similar risk assessment with respect to other employees.  Management and the Compensation Committee believe that risks arising from our compensation policies and practices for our executive officers and other employees are not reasonably likely to have a material adverse effect on the Company.  In addition, we believe that the mix and design of the elements of compensation do not encourage management to assume excessive risks.

Certain Relationships and Related Party Transactions

Geokinetics’ written Code of Business Conduct and Ethics states the Company’s policies and procedures for the Board’s review, approval and/or ratification of any transaction with Geokinetics’ directors, officers or employees which gives rise to a personal or professional conflict of interest.

The Audit Committee of the Board is responsible for the review and approval of all related-party transactions for amounts exceeding $120,000 that involve Geokinetics or a subsidiary and related persons with a direct or indirect material interest. Management determines whether a transaction meets the requirements of a related-party transaction requiring review by the Audit Committee. Transactions that fall within this definition will be referred to the Audit Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will decide whether or not to approve such transactions and will approve only those transactions that are in the best interests of the Company. If management becomes aware of an existing related-party transaction which has not been approved by the Audit Committee, the matter will be referred to the Audit Committee to evaluate all available options including ratification, revision or termination of such transaction.

Below are the transactions that occurred during the past fiscal year in which, to Geokinetics’ knowledge, the Company was or is a party, and in which any director, director nominee, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

On December 14, 2010, we closed a $30 million private placement of 120,000 shares of a new series of junior preferred stock (the “Series D preferred stock”) and warrants (the “2010 Warrants”) to purchase 3,495,000 shares of Geokinetics’ common stock, pursuant to the terms of a Series D and Warrant Purchase Agreement, dated as of December 14, 2010, with affiliates of Avista Capital Partners (“Avista”), Petroleum Geo-Services ASA (“PGS”), Levant America S.A. (“Levant”) and other existing stockholders.  Avista has two representatives, and PGS has one representative, on the Geokinetics Board of Directors.  In addition, Mr. Webster, Mr. Ziegler and a trust affiliated with Mr. Harte, all of whom are members of the Geokinetics Board of Directors, also participated as purchasers in the purchase agreement.

As of December 31, 2010, Avista held 291,851 shares of the Company’s Series B preferred stock, 133,982 shares of the Company’s Series C preferred stock, 64,000 shares of the Company’s Series D preferred stock and warrants to purchase 2,104,000 shares of the Company’s common stock (which includes warrants issued in July 2008 and the 2010 Warrants).

Executive Officers

Set forth below are the names, ages, and positions of the Company’s executive officers as of December 31, 2010.

Name	Age	Position With Company	Office Held Since
Richard F. Miles	62	President, Chief Executive Officer and Director	2007
Gary L. Pittman	55	Executive Vice President and Chief Financial Officer	2010
Lee Parker	41	Executive Vice President - Operations	2007
Gerald M. Gilbert	65	Senior Vice President	2010
William L. Moll, Jr.	44	Vice President, General Counsel and Corporate Secretary	2010

There are no family relationships between any of the Company’s executive officers.

Gary L. Pittman, age 55, has served as Executive Vice President and Chief Financial Officer (“CFO”) since October 13, 2010.  Prior to joining the Company, Mr. Pittman served as the Executive Vice President and Chief Financial Officer of Edge Petroleum Corporation, a publicly held independent oil and gas exploration company, from January 2009 to December 2009, when Edge was sold to Mariner Energy, Inc.  In 2009, Edge Petroleum Corporation filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  Prior to that, he served as Vice President of Special Projects of Tronox Incorporated, a publicly held chemical company, from September 2008 to January 2009.  In January 2009, Tronox Incorporated filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  From March 2008 to August 2008, Mr. Pittman served as Vice President, Chief Financial Officer, Treasurer and Secretary of Vermilion Bay Exploration, Inc. and Vermilion Resources, Inc., privately owned oil and gas exploration companies.  Mr. Pittman also served as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Pioneer Companies, Inc., a publicly held chemical company, from 2002 to 2007, when Pioneer was sold to Olin Corporation.  Prior to that, Mr. Pittman served as Chief Financial Officer of Coho Energy, Inc. which, in 2002, filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  There is no relationship between Gary L. Pittman and Gary M. Pittman, a director of the Company.

Lee Parker, age 41, has served as Executive Vice President — Operations since March 1, 2009 and was appointed Executive Vice President — International Operations effective September 1, 2007.  Mr. Parker previously served as the Vice President — Acquisition Technology & Support for the Company since September 8, 2006.  Prior to joining the Company, Mr. Parker served as Vice President - Technology of Grant since March 2001. During the period September 1993 through March 2001, he served in various technical and managerial roles for Grant in Europe, Africa, South America and the United States.  Mr. Parker worked for Southtrim Autoclaves Ltd, a pharmaceutical equipment manufacturer, for five years prior to joining Grant.

Gerald M. Gilbert, age 65, has served as Senior Vice President since we acquired certain entities and assets formerly comprising the onshore seismic business of PGS (“PGS Onshore”) in February 2010.  Mr. Gilbert previously served as Vice President Eastern Hemisphere Onshore Operations at Petroleum Geo-Services from September 2008 to February 2010.  Prior to that, Mr. Gilbert served as General Manager Exploration & Production of InterOil Corporation from July 2005 to July 2008, and as Chief Executive Officer of Oluma Corp. from July 2004 to June 2005.  Mr. Gilbert also currently serves as a director of Wavefire.com Inc., a publicly-traded Canadian oil and gas company based in Calgary, Canada.

William L. Moll, Jr., age 44, has served as Vice President, General Counsel and Corporate Secretary since April 1, 2010, after joining the Company in January 2010 as Vice President and Corporate Counsel.  Mr. Moll has over 18 years of relevant experience, primarily representing publicly traded companies in the oil and gas industry.  Prior to joining Geokinetics, Mr. Moll was with Patterson-UTI Energy, Inc., a drilling services contractor, since February 2007 where he served as General Counsel and Secretary.  Prior to that, Mr. Moll spent 11 years with Stewart & Stevenson, a supplier of equipment used in oilfield services, where he held positions of increasing responsibility in the legal department.  Mr. Moll began his legal career in 1991 with the law firm of Andrews & Kurth LLP after graduating from the University of Houston Law Center.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 12, 2011, the number of shares of Geokinetics common stock and Series B Preferred Stock beneficially owned by (i) each person known by Geokinetics (based on filings under Section 13(d) or 13(g) of the Exchange Act) to be the holder of more than five percent of Geokinetics voting securities, (ii) each director, (iii) each named executive officer, and (iv) all of Geokinetics directors and officers as a group. None of the directors or named executive officers individually own any of Geokinetics Series B Preferred Stock. Unless otherwise indicated, each holder has sole voting and investment power with respect to the shares of common stock or Series B Preferred Stock owned by such holder.

Name and Address of Directors and Executive Officers	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Common Stock(1)	Amount and Nature of Beneficial Ownership of Series B Preferred Stock	Percent of Series B(1)	Percent of Voting Securities Beneficially Owned

Steven A. Webster
1000 Louisiana, Suite 1200
Houston, TX 77002	1,125,391	(2)(3)	6.1%	—	*	4.8%

William R. Ziegler
230 Park Avenue New York, Suite 1130
New York, NY 10169	710,356	(3)(4)	3.9%	—	*	3.0%

Christopher M. Harte
327 Congress Ave., Suite 350
Austin, TX 78701	152,032	(3)(5)	*	—	*	*

Gary M. Pittman
8110 Georgetown Pike
McLean, VA 22102	12,780	(3)(12)	*	—	*	*

Robert L. Cabes, Jr.
1000 Louisiana, Suite 1200
Houston, TX 77002	12,195	(3)(6)	*	—	*	*

Christopher D. Strong	12,365	(3)(7)	*	—	*	*

Name and Address of Directors and Executive Officers	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Common Stock(1)	Amount and Nature of Beneficial Ownership of Series B Preferred Stock	Percent of Series B(1)	Percent of Voting Securities Beneficially Owned
4055 International Plaza, Suite 610
Ft. Worth, TX 76109

Gottfred Langseth
Strandveien 4, P.O. Box 89
N-1375 Lysaker, Norway	—	(19)	*	—	*	*

Anthony Tripodo
400 N. Sam Houston Parkway East, Suite 400
Houston, TX 77060	4,000	(8)	*	—	*	*

Richard F. Miles
1500 CityWest Blvd., Suite 800
Houston, TX 77042	129,204	(9)	*	—	*	*

Scott A. McCurdy
1500 CityWest Blvd., Suite 800
Houston, TX 77042	41,500		*	—	*	*

Ronald D. Cayon
1500 CityWest Blvd., Suite 800
Houston, TX 77042	—		*	—	*	*

Gary L. Pittman
1500 CityWest Blvd., Suite 800
Houston, TX 77042	—		*	—	*	*

Lee Parker
1500 CityWest Blvd., Suite 800
Houston, TX 77042	54,611	(10)	*	—	*	*

Gerald M. Gilbert
1500 CityWest Blvd., Suite 800
Houston, TX 77042	12,000	(11)	*	—	*	*

William L. Moll, Jr.
1500 CityWest Blvd., Suite 800
Houston, TX 77042	12,000	(13)	*	—	*	*

All Directors and Executive Officers as a Group	2,278,434		12.2%	—	*	9.6%

Beneficial Owners

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Common Stock(1)	Amount and Nature of Beneficial Ownership of Series B Preferred Stock		Percent of Series B(1)	Percent of Voting Securities Beneficially Owned
Avista Capital Partners GP, LLC
65 E. 55th Street, 18th Floor
New York, NY 10022	4,967,954	(6)(14)	24.5%	299,488	(15)	91%	37.7%

BlackRock Inc.
40 East 52nd Street
New York, NY 10022	1,345,835	(16)	7.4%	—		*	5.8%

Ironman Energy Master Fund
2211 Norfolk, Suite 611
Houston, TX 77098	1,194,633	(17)	6.6%	—		*	5.2%

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Common Stock(1)	Amount and Nature of Beneficial Ownership of Series B Preferred Stock	Percent of Series B(1)	Percent of Voting Securities Beneficially Owned
Petroleum Geo-Services ASA
Strandveien 4, P.O. Box 89
N-1326 Lysaker, Norway	3,318,616	(18)	17.2%	—	*	13.6%

*  Less than 1%.

(1)                   In accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act, each person listed in this table is deemed to beneficially own shares of common stock issuable to such person upon exercise of options or warrants or upon conversion of convertible securities if such exercise or conversion may be effected within 60 days. However, shares of common stock issuable upon exercise or conversion of securities held by other persons are not deemed to be outstanding for purposes of determining the percentage of the class of voting securities held by such person.  In addition, certain shares may be deemed beneficially owned by more than one person or entity listed in the table. On the record date there were issued and outstanding 18,176,558 shares of common stock, warrants to purchase 3,735,000 shares of common stock, shares of preferred stock convertible into 5,020,115 shares of common stock, and 302,627 shares of unvested restricted stock.

(2)                   Includes (i) 722,136 shares owned of record by Mr. Webster, (ii) 203,875 shares of common stock, purchasable within 60 days upon the exercise of warrants owned of record by Mr. Webster, (iii) 111,702 shares of common stock owned of record by Kestrel Capital, L.P., since Mr. Webster is President of Peregrine Management, LLC, the sole General Partner of Kestrel Capital, L.P., and (iv)  88,298 shares of common stock owned of record by Cerrito Partners, since Mr. Webster is the Managing Partner of Cerrito Partners.

(3)                   Includes awards of 7,000 shares of unvested restricted common stock and vested stock options to purchase 2,580 shares of common stock for all non-executive directors, except Mr. Tripodo and Langseth.  Does not include unvested stock options to purchase 1,722 shares of common stock issuable pursuant to options that have not vested.

(4)                   Includes (i) 584,276 shares owned of record by Mr. Ziegler and (ii) 116,500 shares of common stock, purchasable within 60 days upon the exercise of warrants owned of record by Mr. Ziegler.

(5)                   Includes (i) 5,815 shares owned of record by Mr. Harte, (ii) 75,298 shares of common stock owned of record by Spicewood Investment Partners 2004 L.P., of which Mr. Harte is the general partner, (iii) 29,125 shares of common stock, purchasable within 60 days upon the exercise of warrants owned of record by the Christopher M. Harte 1992 Family Trust, (iv) 4,745 shares of common stock owned of record by Spicewood Family Partners of which Mr. Harte is the general partner, and (v) 27,469 shares owned of record by the Christopher M. Harte 1992 Family Trust.

(6)                   Mr. Cabes is obligated under his employment arrangement with Avista Capital Partners, L.P. to disclaim all rights of ownership to any Geokinetics capital stock he is awarded by the Company and must transfer any shares he receives in his capacity as a director of the Company to Avista.  Includes 2,615 shares of common stock owned of record by Mr. Cabes.

(7)                   Includes 2,785 shares of common stock owned of record by Mr. Strong.

(8)                   Includes 4,000 shares of unvested restricted stock.

(9)                   Includes (i) 62,070 shares of common stock owned of record by Mr. Miles, (ii) 44,000 shares of unvested restricted stock and (iii) 23,204 shares of vested stock options.  Does not include unvested stock options to purchase 56,076 shares of common stock issuable pursuant to options that have not vested.

(10)             Includes (i) 30,009 shares of common stock owned of record by Mr. Parker, (ii) 16,000 shares of unvested restricted stock and (iii) 8,602 shares of vested stock options.  Does not include unvested stock options to purchase 37,038 shares of common stock issuable pursuant to options that have not vested.

(11)             Includes (i) 4,000 shares of common stock owned of record by Mr. Gilbert and (ii) 8,000 shares of unvested restricted stock.

(12)             Includes 3,200 shares of common stock owned of record by Gary M. Pittman.

(13)             Includes 12,000 shares of unvested restricted stock.

(14)             Information is based upon a Schedule 13D filed with the SEC on December 16, 2010.  Includes (i) 2,266,340 shares owned of record by Avista Capital Partners LP and (ii) 597,614 shares owned of record by Avista Capital Partners (Offshore), L.P., a company whose general partner is Avista Capital Partners GP, LLC. Avista Capital Partners GP, LLC is also the general partner of Avista.  Also includes (i) 1,664,964 shares of common stock, purchasable within 60 days upon the exercise of warrants owned by Avista and (ii) 439,036 shares of common stock, purchasable within 60 days upon the exercise of warrants owned by Avista Capital Partners (Offshore), L.P.

(15)             Includes 4,563,974 shares of common stock issuable upon the conversion of 299,488 shares of Series B Preferred Stock held by Avista and Avista Capital Partners (Offshore), L.P.

(16)             Information is based upon a Schedule 13G filed with the SEC on February 4, 2011.

(17)             Information is based upon a Schedule 13G filed with the SEC on February 14, 2011.

(18)            Information is based upon a Schedule 13D filed with the SEC on April 26, 2011.  Includes 2,153,616 shares issued as part of the acquisition of PGS Onshore and 1,165,000 shares of common stock purchasable within 60 days upon the exercise of the 2010 Warrants.

(19)            Mr. Langseth is obligated under his employment arrangement with PGS to disclaim all rights of ownership to any Geokinetics capital stock he is awarded by the Company and must transfer any shares he receives in his capacity as a director of the Company to PGS.

Compliance With Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires Geokinetics’ directors, executive officers and persons who own more than ten percent of a registered class of Geokinetics’ equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of the Company. Officers, directors, and greater than ten percent beneficial owners are required by SEC regulation to furnish Geokinetics with copies of all Section 16(a) reports they file.

Based solely upon information furnished to Geokinetics and contained in reports filed with the SEC, as well as any written representations that no other reports were required, Geokinetics believes that all SEC reporting obligations of its directors, executive officers and beneficial owners of greater than ten percent were satisfied in compliance with Section 16 of the Exchange Act, during the fiscal year ended December 31, 2010.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides an explanation of Geokinetics’ compensation philosophy, policies and practices with respect to the Company’s chief executive officer, chief financial officer, and the other three most highly compensated executive officers, who are collectively referred to as the named executive officers or “NEOs.”  For 2010, our NEOs include:

•                  Richard F. Miles, President and CEO

•                  Scott A. McCurdy, Senior Vice President and CFO (resigned effective August 18, 2010)

•                  Ronald D. Cayon, CFO (served as interim CFO from August 19, 2010 to October 12, 2010)

•                  Gary L. Pittman, Executive Vice President and CFO (effective October 13, 2010)

•                  Lee Parker, Executive Vice President — Operations

•                  Gerald M. Gilbert, Senior Vice President

•                  William L. Moll, Jr., Vice President, General Counsel and Corporate Secretary

On May 24, 2010, Scott A. McCurdy, Vice President and CFO, informed our board of directors and senior management of his intention to resign from Geokinetics.  Mr. McCurdy continued to serve in his capacities until August 18, 2010 in order to assist through the second quarter reporting period and to enable an orderly transition.  Effective August 19, 2010, Ronald D. Cayon who had been providing services to Geokinetics in various capacities since March 2010 pursuant to an agreement between us and Tatum, LLC (“Tatum”), was appointed as interim CFO, pending a permanent replacement.  On October 13, 2010, Gary L. Pittman was appointed as Geokinetics’ Executive Vice President and CFO.

Our Compensation Committee is responsible for assisting our Board of Directors in the discharge of its fiduciary responsibilities relating to compensation of our NEOs. From time to time the Committee has retained a compensation consultant to assess the effectiveness of the Company’s compensation programs. The Committee did not engage a consultant with respect to establishing 2010 compensation, but it did subscribe to the Equilar database which contains executive compensation for publicly traded companies.

Objectives of Geokinetics’ Executive Compensation Program

Our business strategy is to increase stockholder value by targeting growth in areas in which we believe we have a competitive advantage, enhancing asset utilization and operating efficiency, prudently investing in new technologies, building and expanding our multi-client data library, and providing a broad range of services. Our compensation program is designed to attract, retain, and motivate employees in order to effectively implement our strategy.  Accordingly, our compensation program is designed to:

•                  Attract and retain talented and experienced executives in the highly competitive seismic industry;

•                  Provide a total compensation package which encourages pay-for-performance by aligning the interests of Company executive officers with stockholders to increase stockholder value and reward executive officers when stockholder value increases;

•                  Motivate and reward executives whose knowledge, skills and performance are critical to Geokinetics’ operational success;

•                  Ensure fairness among the executive management team by recognizing the contributions each executive makes to Geokinetics’ success;

•                  Foster a shared commitment among executives by coordinating Company, team and individual goals and objectives; and

•                  Compensate Geokinetics’ executives to manage the business to meet Geokinetics’ long-range objectives.

Use of Market Data

Historically, in order to assist in the determination of compensation, the Compensation Committee has utilized salary survey data for positions for which pay data is readily available from service companies to the oil and gas industry located in Texas and the southwestern United States with annual revenue between approximately $100 million and $1 billion.  For each named executive officer, we typically review the relevant position and the salary data from major sources, including from time to time: (1) a national energy industry survey which includes exploration and production companies, oil field service companies, and seismic companies; (2) a confidential seismic industry compensation survey conducted through an industry liaison group in which the Company has participated; and (3) publicly available reports, including from the Economic Research Institute to supplement Geokinetics’ compensation data.  This data is then reviewed by job title, and salary ranges are established for each position. Each executive’s years of service, years of relevant experience and time in position are evaluated in comparison to the external ranges to establish the appropriate salary level in comparison to the external data. Following a review of this data, the CEO makes recommendations to the Compensation Committee regarding the base salary of the named executive officers.  Market data is one of several factors considered by the Compensation Committee in determining compensation.  For 2010, the Compensation Committee utilized market data provided by Equilar, including from the peer companies noted below.

Allis-Chalmers Energy Inc.	OMNI Energy Services Corp.
Basic Energy Services, Inc.	OYO Geospace Corporation
Cal Dive International, Inc.	Parker Drilling Company
Dawson Geophysical Company	PHI, Inc.
Global Geophysical Services, Inc.	Seitel, Inc.
Global Industries, Ltd.	TETRA Technologies, Inc.
Hercules Offshore, Inc.	TGC Industries, Inc.
ION Geophysical Corporation	Trico Marine Services, Inc.
Mitcham Industries, Inc.	Willbros Group, Inc.

In addition to the market data referenced above, the CEO and Compensation Committee also consider various factors such as each executive’s motivation level, leadership ability, overall knowledge and experience in his particular segment of our business, ability to grow beyond their current position and responsibility level, the competitive compensation environment for such individual, the financial strength of the Company, and that person’s unique skills and his or her expected future contribution to the success of our Company.  The Compensation Committee feels that if these qualities are rewarded, the executives will be motivated to achieve our corporate goals and successfully implement our business strategies.  Upon review of these various factors, the Compensation Committee set the base salaries for our named executive officers in 2010 at the amounts described below.

Board Process

After reviewing management’s annual financial budget, the Compensation Committee established benchmarks based on the corporate and business unit financial and non-financial performance goals and metrics for the year.  The Compensation Committee also reviews the annual base salaries and establishes minimum target and maximum annual cash incentive bonus levels for each of the executive officers.

The Compensation Committee monitors the Company and NEOs’ progress toward the annual goals and metrics throughout the year.  After the audited financial and non-financial results are available for the previous year, the Compensation Committee finalizes the appropriate funding of the annual cash incentive pool for payment of annual incentive bonuses.  The Compensation Committee then takes into account the executives’ individual performance to determine the amount of each executive’s annual incentive bonus.  The Compensation Committee will also consider recommendations from the CEO regarding the compensation levels for those executives reporting directly to him, and the CEO participates in deliberations with the Compensation Committee with respect to compensation decisions affecting such other executives. The Board of Directors, by and through the Compensation Committee, makes the compensation decisions for the CEO. In the latter half of the year, the Compensation Committee considers equity compensation for the CEO and other executive officers.  With respect to equity compensation awarded to other employees, the Compensation Committee grants awards generally based on the recommendation of the CEO or other executive officers.

As required under its charter, the Compensation Committee will meet periodically throughout the year to review, among other things, the compensation programs and recommended any changes, the Company’s peer group, proxy and survey data, internal pay disparity trends, total compensation profiles for the Company’s CEO and other executive officers, CEO and senior management accountabilities and general compensation trends.

Elements of Compensation

The compensation package offered to Geokinetics’ named executive officers consists of:

•                  base salary, paid in cash;

•                  incentive compensation paid in cash, equity, or cash and equity;

•                  long-term incentive equity compensation in the form of stock options or grants of restricted stock; and

•                  retirement and health/welfare benefits.

Geokinetics’ current compensation package is designed to provide a balance between achieving Company business objectives and providing competitive compensation to executives. The cash components—base salary and cash incentive compensation—provide a strong link between Geokinetics’ operational management and financial performance and the compensation that is earned by executives. The equity compensation component is designed to closely align Geokinetics executives’ pay with the interests of Company stockholders, encourage employees to think like owners, and foster employee retention.

Base Salary

Certain of our NEOs are parties to employment agreements, which provide minimum base salaries, subject to annual review and adjustment.  The base salaries of our NEOs are evaluated annually after reviewing business results and individual performance, as well as comparison to internal peers and external market data for similar roles. An executive’s actual base salary recognizes individual skills, experience, sustained job performance and the individual’s contributions to the organization.

Chief Executive Officer

Richard F. Miles, Geokinetics’ CEO, is party to an employment agreement which provides for an annual base salary of $375,000, to be reviewed annually.  Mr. Miles’ base salary was increased to $450,000 effective January 1, 2010, taking into account the factors described above.

Chief Financial Officer

Gary L. Pittman was appointed Executive Vice President and Chief Financial Officer on October 13, 2010. Pursuant to the terms of his employment agreement, his base salary was established at $312,000.

Prior to Mr. Pittman’s appointment, Ronald D. Cayon served as interim CFO from effective from August 19, 2010.  Mr. Cayon’s services were provided to Geokinetics pursuant to an agreement with Tatum which required payment at a monthly rate of $42,000 and reimbursement of certain out-of-pocket expenses.  The salary and fee paid to Tatum were negotiated with Tatum and were based upon a number of factors, including Mr. Cayon’s experience and the fees for similar arrangements.

Scott McCurdy resigned effective August 18, 2010.  Prior to his resignation, Mr. McCurdy was party to an employment agreement that set his base salary effective January 1, 2010 at $275,040.

Other Executive Officers

Lee Parker, our Executive Vice President, is party to an employment agreement which provides for an annual base salary of $285,000 effective January 1, 2010, to be reviewed annually.

Gerald M. Gilbert has served as Senior Vice President since we acquired PGS Onshore in February 2010. Mr. Gilbert is party to an employment agreement which provides for an annual base salary of $254,352.

William L. Moll, Jr. has served as Vice President, General Counsel and Corporate Secretary since April 1, 2010, after joining the Company in January 2010 as Vice President and Corporate Counsel.  Mr. Moll is not party to an employment agreement.  For 2010, Mr. Moll’s annual base salary was set at $249,600.

Bonus Compensation

We believe cash bonus compensation links Company and individual performance based upon the achievement of various financial and safety goals and objectives.  Our Compensation Committee has established an Incentive Compensation Plan, or “Plan,” under which:

•                  minimum levels of performance must be achieved before bonuses are earned,

•                  the amounts of bonus that can be earned in any year are capped,

•                  bonus payouts will increase after certain targets are reached to encourage continuing and over achievement, and

•                  all bonus payments are subject to the discretion of the Compensation Committee.

In 2010, the Company utilized a performance-based variable compensation program for all key staff, management and executives.  Under this program, a bonus pool was created based on a target percentage of each eligible employee’s salary in accordance with the provisions described in the Company’s total compensation program. The bonus targets are distributed in accordance with each employee’s organizational grade.  The achievement of targets is based on corporate performance, business unit performance and personal performance. Bonus eligible employees are measured on a combination of these components.

Historically in the first quarter of each year, management presents key performance indicators (“KPIs”) for the Company and for each strategic business unit to the Compensation Committee for approval and recommendation to the Board of Directors.  These KPIs may include, but are not limited to, annual revenue targets, annual Earnings before Income Taxes, Depreciation and Amortization (“EBITDA”) targets, earnings per share (“EPS”) targets, return on investment (“ROI”) for capital expenditures, annual safety metrics, or other annual business goals as defined by the Board of Directors.  However, the Company retains discretion to compensate certain key executives to adjust for unusual business circumstances such as a significant change in business climate after the KPIs were established or shifts in the capital budgets.  This exception notwithstanding, these payments must be approved by the Compensation Committee and must fall within the individual’s compensation target range.

For 2010, the Compensation Committee established two compulsory KPIs for all executives: (a) 2010 annual EBITDA of $150,000,000, and (b) 2010 total recordable incident rate of less than 3.0. These two KPIs were weighted 35% for EBITDA and 20% for safety.  The remaining 45% of KPIs were set individually as described in the following paragraph.  The Company must reach at least 75% of its target EBITDA before any compensation may be paid out on that measurement.  If the Company or an individual reaches 125% of the target KPIs, then executives may be paid up to 200% of their target compensation. The 2010 target compensation for Messrs. Miles, Parker, Pittman, McCurdy, Gilbert and Moll was set at 100%, 66%, 66%, 60%, 50% and 37.5%, respectively of their 2010 base compensation.  The target bonus compensation amount for the named executive officers was established by the Compensation Committee in its discretion, and was based on the historical targets the Committee has used, as well as a desire of the Committee to cause a substantial portion of each named executive officers’ short-term compensation to be at risk.

Additionally, the supervisor for each named executive officer establishes the personal goals and objectives for each such executive.  The CEO reviews corporate objectives and his personal goals with the Compensation Committee, and also reviews the goals of his direct reports with the Compensation Committee. These personal goals will vary for each individual but may include specific objectives around business development, human capital management, safety, key project management, training, or organizational change implementation.  The bonus payable based on the achievement of the KPIs described above may be increased or decreased by the Compensation Committee within the executive’s target range based upon the achievement of the executive’s personal goals.

For 2010, the Company did not achieve the minimum threshold for the EBITDA target, so no compensation was awarded for that KPI.  The Company did achieve 100% of the target for safety on a consolidated basis, although safety is evaluated both regionally and on a consolidated basis.  Based on the Company’s financial performance for 2010, Mr. Miles and Mr. Parker elected to not be considered for bonus compensation.  With respect to the other named executive officers, the Compensation Committee considered the two compulsory KPIs (EBITDA and safety) and each executive’s individual KPIs.  In lieu of a cash bonus for 2010, on May 2, 2011, the Compensation Committee approved awards of restricted shares to Messrs. Pittman, Gilbert and Moll in the amounts of 5,200 restricted shares, 3,660 restricted shares, and 1,800 restricted shares, respectively.  All such shares will vest in two equal annual installments beginning on May 15, 2012.  Mr. McCurdy was not eligible for bonus compensation, as he resigned prior to the end of 2010, and Mr. Cayon was not awarded a discretionary bonus.  For 2009, the Compensation Committee awarded restricted shares to Messrs. Miles, Parker and McCurdy partially in lieu of a cash bonus for such year.

Geokinetics has not historically paid guaranteed bonuses to its executive officers except in unusual circumstances.  The Company has from time to time paid signing or retention bonuses in connection with the initial hiring or appointment of an executive officer, or a change in an individual’s position and responsibilities.

Equity Compensation

The historical practice of Geokinetics’ Board has been to grant equity-based awards to attract, retain, motivate and reward employees, particularly executive officers, and to encourage their ownership of an equity interest in Geokinetics. To date, such grants have consisted of incentive stock options, non-qualified stock options and restricted stock. Generally, the Board has granted awards of stock options or restricted stock to executive officers upon their appointment as executive officers, with the Company’s obligation to grant the awards typically memorialized in an offer letter, employment agreement or an addendum to an employment agreement, entered into with the applicable executive officer. Geokinetics has not historically had a plan that requires the Company to grant equity-based awards to executive management on specified dates, however, it currently plans to grant equity awards in the Fall of each year, as it did in 2010.

On October 13, 2010, Mr. Gary L. Pittman was granted options to purchase 50,000 shares of Company common stock in connection with his joining the Company.  Mr. Pittman’s options have an exercise price equal to the closing price of the Company’s common stock on the date of grant ($6.98 per share).  Options to purchase 30,000 shares will vest in three (3) equal annual installments beginning on November 15, 2011, and options to purchase the remaining 20,000 shares will vest on November 15, 2013.  On November 4, 2010, as an annual grant of equity, Mr. Miles was granted 42,000 options to purchase shares of Company common stock, Mr. Parker was granted 30,000 options, Mr. Gilbert was granted 30,000 options, and Mr. Moll was granted 9,000 options.  All such options have an exercise price equal to the closing price of the Company’s common stock on the date of grant ($6.60 per share) and will vest in three (3) equal annual installments beginning on November 15, 2011.

Additionally, in connection with our acquisition of PGS Onshore in February 2010, Mr. Gilbert was granted 12,000 shares of restricted stock in May 2010, which vest in three (3) equal installments beginning on November 15, 2010.

Historically, Geokinetics has not made grants of equity-based awards that were timed to precede or follow the release or withholding of material non-public information but were made in conjunction with key acquisitions and corporate actions designed to retain key personnel. It is possible that Geokinetics may establish programs or policies regarding the timing of equity-based awards in the future. The authority to make equity-based awards to executive officers rests with the Compensation Committee, which may consider the recommendations of the CEO, an independent compensation consultant and other executive officers.

Retirement and Health/Welfare Benefits

Geokinetics believes that establishing competitive benefit packages for its employees is an important factor in attracting and retaining highly qualified personnel. Executive officers are eligible to participate in all of the employee benefit plans, including Company-paid medical, dental, vision, group life and accidental death and dismemberment insurance and the 401(k) plan, on the same basis as other employees.  Additionally, Geokinetics currently provides a matching contribution up to 4.5% on a 6.0% employee contribution under its 401(k) and international retirement plans. Geokinetics does not offer pension or retirement benefits. International officers and employees may have slightly different employee benefit plans than those offered domestically, typically based on certain legal requirements in that specific country.  Currently, our NEOs are not entitled to benefits, or perquisites, that are not otherwise available to all of our employees.

Allocation of Compensation Among the Principal Components

Our historical practice has been that a greater percentage of the compensation of the most senior members of the management team should be performance-based, which we believe aligns the interests of the executive officers with those of the stockholders. We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, and other considerations we deem relevant, such as encouraging and rewarding extraordinary performance. Our Compensation Committee, however, has not adopted any formal or informal policies or guidelines for allocating compensation between long—term and currently paid out compensation, between cash and non—cash compensation, or among different forms of non—cash compensation.

Severance and Change of Control Payments

Geokinetics’ Board believes that in certain instances it should provide reasonable severance benefits to Company employees, recognizing that it may be difficult for them to find comparable employment within a short period of time.  Further, in certain instances the Company may provide reasonable severance benefits to a Company employee in consideration for a noncompetition agreement.  The Board also believes it prudent that the Company should disentangle itself as soon as practicable from employees whose employment terminates. The Company’s historical practice for employees has been to make the termination of an employee effective at the expiration of a required advance notice period. In some situations, the termination of an employee is effective immediately upon the communication of the termination. In such cases, Geokinetics has continued to pay, on a post-termination basis, base salary compensation to the terminated employee under his or her employment agreement, if any, for the specified advance notice period.

Geokinetics employment agreements with the named executives provide for substantial payments in the event of termination of their respective employment agreements or, in some instances, if Geokinetics undergoes a change of control. The compensation due to the specific executive officer in the event of the termination varies depending on the nature of the termination and the type and timing of the termination. Additionally, the compensation due to the specific executive officer in the event of a change in control varies depending on the nature of the change in control and the resulting material impact to such executive’s title, duties or a negative impact on overall compensation. For additional information regarding the termination and change in control provisions of an individual executive’s employment agreement, refer to “Potential Payments Upon Termination or Change in Control” discussed later.  In 2009 and 2010, the Company moved towards removing Change of Control provisions from most executive employment agreements and/or requiring a double trigger for severance payments.

On July 16, 2010, we entered into an Amended and Restated Release and Separation Agreement with Scott A. McCurdy.  Under the terms of the separation agreement, Mr. McCurdy received a monthly salary of $55,000 from July 16, 2010 through August 18, 2010.  In exchange for a general release of claims, a non-compete agreement that expired on July 15, 2011 and certain other consideration, we agreed to pay Mr. McCurdy $275,040 in cash along with certain other consideration including the vesting on May 24, 2010 of 24,000 shares of previously awarded restricted stock.

Compensation Risks

The Compensation Committee reviewed the elements of executive compensation during 2010 to determine whether any portion of executive compensation encouraged excessive risk taking.  Management of the Company conducted a similar risk assessment with respect to other employees. Management and the Compensation Committee do not believe that risks arising from our compensation policies and practices for our executive officers and other employees present risks that are reasonably likely to have a material adverse effect on the Company.  In addition, we believe that the mix and design of the elements of compensation do not encourage management to assume excessive risks.

Internal Revenue Service Limitations

When establishing our compensation programs, we consider all relevant tax laws.  Our programs are designed to comply with Section 409A of the tax code, which applies to nonqualified deferred compensation, in order to prevent negative tax consequences for our executives. Under Section 162(m) of the Internal Revenue Code, a limitation is placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based.  However, the Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate and in the best interest of the stockholders, after taking into consideration changing business conditions or the executive’s individual performance and/or changes in specific job duties and responsibilities.   During 2010, the Company did not have any employees who exceeded the non-performance based compensation limit established by Internal Revenue Code Section 162(m).

Insider Trading Policy

We have an Insider Trading Policy for which all employees and members of our Board of Directors are prevented from buying or selling Company stock during periodic “trading blackout” periods.  A trading blackout period is placed in effect by senior management when material non-public information about the Company may exist and may have an influence on the marketplace.

Stock Ownership Requirements

Currently, Geokinetics does not have in place any type of equity ownership requirements or guidelines specifying amounts or forms of ownership of Company equity by NEOs.

Compensation Committee Report

We have reviewed and discussed with management certain Compensation Discussion and Analysis provisions to be included in the Company’s 2011 proxy statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Company’s proxy statement.

Compensation Committee,

Gary M. Pittman (Chairman)
Robert L. Cabes, Jr.
Christopher M. Harte

Summary Compensation Table

The following table sets forth information regarding compensation earned in or with respect to the last three fiscal years by:

•                  each person who served as the chief executive officer in 2010;

•                  each person who served as the chief financial officer in 2010; and

•                  the three most highly compensated executive officers, other than the chief executive officer and chief financial officer, who were serving as an executive officer at the end of 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)(2)(3)	Option Awards ($)(4)		All Other Compensation ($)(5)		Total ($)

Richard F. Miles	2010	$450,000	$—	(1)	$—		$277,200	$—		$727,200
President and CEO	2009	$375,000	$220,000		$657,600		$398,507	$—		$1,651,107
	2008	$366,618	$230,000		$67,200		$—	$104,140		$767,958

Scott A. McCurdy	2010	$211,596	$—		$—		$—	$275,040	(6)	$486,636
Senior Vice President and CFO	2009	$225,281	$125,000		$372,150		$199,254	$—		$921,685
	2008	$220,160	$155,000		$—	$		$34,346		$409,506

Ronald D. Cayon	2010	$—	$—		$—		$—	$387,957	(7)	$387,957
Interim CFO

Gary L. Pittman	2010	$68,803	$—	(1)	$50,492		$349,000	$—		$468,295
Executive Vice President and CFO

Lee Parker	2010	$285,000	$—	(1)	$—		$198,000	$—		$483,000
Executive Vice President	2009	$227,688	$155,000		$372,150		$199,254	$—		$954,092
	2008	$224,466	$175,000		$—	$		$23,524		$422,990

Gerald M. Gilbert	2010	$224,387	$—	(1)	$112,579		$198,000	$—		$534,966
Senior Vice President

William L. Moll, Jr.	2010	$232,520	$—	(1)	$94,518		$59,400	$—		$386,438
Vice President, General Counsel and Corporate Secretary

(1)   These amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  Messrs. Pittman, Gilbert and Moll received restricted stock awards in place of a cash bonus for 2010.  Mr. Pittman received 5,200 shares; Mr. Gilbert received 3,660 shares; and Mr. Moll received 1,800 shares.  The restricted stock awarded for 2010 performance, which has an effective date of May 2, 2011, will vest equally on May 15, 2012 and May 15, 2013.  The value of the award is based on the closing stock price of $9.71 for May 2, 2011.  Mr. Miles and Mr. Parker elected to not be considered for 2010 bonus compensation.  As part of the 2009 bonus, the named executives received restricted stock awards in place of a portion of the cash bonus.  Mr. Miles received 6,000 shares; Mr. McCurdy received 3,000 shares; and Mr. Parker received 3,000 shares.  The restricted stock awarded for 2009 performance, which has an effective date of March 2, 2010; will vest equally on May 15, 2011 and May 15, 2012.  The value of the award is based on the closing stock price of $8.45 for March 2, 2010.

(2)   On May 14, 2010, the Board awarded 12,000 shares of restricted stock to Mr. Gilbert and 12,000 shares of restricted stock to Mr. Moll.  The restricted stock award for Mr. Gilbert vests annually on November 15, 2010, 2011 and 2012, and the restricted stock award for Mr. Moll vests annually on May 14, 2011, 2012 and 2013.  The value of the award is based on the closing stock price of $6.42 on May 14, 2010.  On July 29, 2009, the Board awarded 42,000 shares of restricted stock to Mr. Miles, 24,000 shares of restricted stock to Mr. McCurdy and 24,000 shares of restricted stock to Mr. Parker.  The restricted stock award will vest equally on November 15, 2010, 2011 and 2012.  The value of the award is based on the closing stock price of $14.45 for July 29, 2009.

(3)   On November 4, 2010, the Board awarded (i) 42,000 nonqualified options to purchase common stock of the Company to Mr. Miles, (ii) 30,000 nonqualified options to purchase common stock of the Company to each of Mr. Parker and Mr. Gilbert, and (iii) 9,000 nonqualified options to purchase common stock of the Company to Mr. Moll, all with a fair market value of $6.60 per share.  On October 13, 2010, the Board awarded 50,000 nonqualified options to purchase common stock of the Company to Mr. Gary L. Pittman.  On October 21, 2008, the Board awarded 10,000 shares of restricted stock to Mr. Miles. The restricted stock award will vest equally over a three year period following the completion of certain performance-based criteria.  Geokinetics stock closed at $6.72 on October 21, 2008. The value of the stock award is determined by multiplying the number of shares awarded at the $6.72 closing price. Mr. Miles paid $0.01 per share of stock received for a total of $100.

(4)   On July 27, 2009, the Company granted replacement incentive stock options in exchange for eligible incentive stock options as part of an option repricing.  Mr. Miles was granted 31,280 ISOs, Mr. McCurdy 15,640 ISOs; and Mr. Parker 17,000 ISOs with a fair market value of $12.74 per share.  The exercise price of the new stock option is $14.73, which was the closing price of Geokinetics common stock on July 27, 2009, as reported by the NYSE Amex market.  The replacement stock options have a replacement three-year vesting schedule, such that 20% vested on November 15, 2009, 35% will vest on November 15, 2010, and 45% will vest on November 15, 2011.  These options replaced grants of incentive stock options to executives and key employees on December 10, 2007 to vest ratably in the following increments — 15%, 15%, 30% and 40% over a four year period starting on November 15, 2008 and ending on November 15, 2011.

(5)   Additional benefits received by the executive may include 401(k) Company match and paid life insurance.  No amounts of executive compensation are deferred under the 401(k) plan.  In 2008, Messrs. Miles, McCurdy and Parker received $78,816, $25,820 and $15,763, respectively, as final payments related to the Grant acquisition upon the release of funds from escrow. Under the 401(k) match, Messrs. Miles, McCurdy, Parker, Gilbert and Moll received $3,516, $7,737, $11,025, $7,990 and $4,992, respectively.  In 2008, Mr. Miles received reimbursement in the amount of approximately $6,200 for country club memberships. Premiums are paid by the Company for life insurance that exceeds $50,000, are taxable by the IRS and appear on an employees’ earning statement.  In 2008, the amount of taxable premiums for Messrs. Miles, McCurdy, and Parker were $1,980, $240, and $300, respectively.

(6)   As discussed above, pursuant to the terms of an Amended and Restated Release and Separation Agreement, in exchange for a general release of claims, a non-compete agreement that expired on July 15, 2011 and certain other consideration, we paid Mr. McCurdy $275,040 in cash along with certain other consideration including the vesting on May 24, 2010 of 24,000 shares of previously awarded restricted stock.

(7)   Represents amounts paid to Tatum, LLC, an executive services and consulting firm where Mr. Cayon is a partner.  This includes amounts paid to Tatum, LLC in connection with Mr. Cayon’s service as interim CFO from August 19, 2010 to October 12, 2010, as well as amounts paid to Tatum, LLC for Mr. Cayon’s service to Geokinetics in other non-executive capacities.

Executive Employment Arrangements

Geokinetics is a party to the following employment agreements with the named executive officers as of December 31, 2010. Various provisions of these employment agreements have been discussed in previous sections. The cash component, which consists of the base salary and the incentive bonus, represent the largest proportion of the overall compensation package for each executive.

Chief Executive Officer

Richard F. Miles.  Geokinetics is a party to an employment agreement dated October 22, 2008, with Richard F. Miles, pursuant to which Mr. Miles agreed to serve as the President and Chief Executive Officer. The compensation payable to Mr. Miles under the employment agreement consists of: (i) an annual base salary of $375,000 per year (reviewed annually) and (ii) participation in the Company’s bonus program with a limit of 150% of base salary.  If Geokinetics terminates Mr. Miles’ employment without cause, he is entitled to severance pay equivalent to his monthly base salary for 24 months.  If Mr. Miles terminates his employment for good reason, he is entitled to severance pay equivalent to his monthly base salary and one-twelfth (1/12th) of his most recent annual bonus for 24 months. The employment agreement also provides that Mr. Miles will not compete in the seismic services industry globally during his employment and for two years after a voluntary termination of employment by Mr. Miles.

Chief Financial Officer

Scott A. McCurdy, former Vice President and CFO.  Geokinetics was a party to an employment agreement, dated March 22, 2010, with Scott A. McCurdy, pursuant to which Mr. McCurdy agreed to serve as the Vice President and Chief Financial Officer of the Company. The compensation payable to Mr. McCurdy under the employment agreement consisted of: (i) an annual base salary of $275,040 per year (reviewed annually) and (ii) participation in the Company’s bonus program with an annual bonus target of 60% of base salary.  As described above, on July 16, 2010, Geokinetics entered into an Amended and Restated Release and Separation Agreement with Scott A. McCurdy, which superseded the terms of his employment agreement.  Under the terms of the separation agreement, Mr. McCurdy received a monthly salary of $55,000 from July 16, 2010 through August 18, 2010.  In exchange for a general release of claims, a non-compete agreement that expired on July 15, 2011 and certain other consideration, we agreed to pay Mr. McCurdy $275,040 in cash along with certain other consideration including the vesting on May 24, 2010 of 24,000 shares of previously awarded restricted stock.  The agreement provides that Mr. McCurdy will not compete in the seismic services industry until July 15, 2011.

Ronald D. Cayon, former Interim CFO.  Mr. Cayon’s services were provided to Geokinetics pursuant to an agreement with Tatum, LLC (“Tatum”) which required payment at a monthly rate of $42,000 and reimbursement of certain out-of-pocket expenses. The agreement was cancellable at any time by either party.  Additionally, Geokinetics may pay a discretionary bonus under the agreement.  The terms of the agreement provide additional compensation to Tatum upon Mr. Cayon becoming a direct employee of Geokinetics.  Mr. Cayon ceased providing services to Geokinetics in early April 2011.

Gary L. Pittman, Executive Vice President and CFO.  On October 13, 2010, Geokinetics entered into an employment agreement with Gary L. Pittman.  Mr. Pittman’s employment agreement provides for an annual base salary of $312,000 and a discretionary bonus with a target of 66% of his base salary.  If Geokinetics terminates Mr. Pittman’s employment without cause or Mr. Pittman resigns from his employment for good reason, Mr. Pittman is entitled to 12 months’ severance pay.  The employment agreement provides that Mr. Pittman is not entitled to severance pay if his employment is terminated due to death, disability, his resignation (other than for good reason), or termination for cause, unless Geokinetics advises Mr. Pittman of its intention to enforce certain non-compete obligations.  In the event Geokinetics undergoes a change in control, Mr. Pittman has the right to receive certain additional equity vesting provisions.  The agreement also contains various non-compete and non-solicitation provisions.

Other Executive Officers

Lee Parker.  Geokinetics entered into an employment agreement dated March 22, 2010 with Lee Parker, pursuant to which Mr. Parker agreed to serve as Executive Vice President of Operations.  Mr. Parker’s employment agreement provides for an annual base salary of $285,000 and a discretionary bonus with a target of 66% of his base salary.  If Geokinetics terminates Mr. Parker’s employment without cause, Mr. Parker is entitled to 12 months’ severance pay.  Additionally, if Mr. Parker’s employment with Geokinetics is severed for any reason within three years of the date of the agreement, the restricted stock awarded on July 29, 2009 will automatically vest.  The employment agreement provides that Mr. Parker is not entitled to severance pay if his employment is terminated due to death, disability, his resignation, or termination for cause, unless Geokinetics advises Mr. Parker of its intention to enforce certain non-compete obligations.  In the event Geokinetics undergoes a change in control resulting in a reduced salary or job function, Mr. Parker has the right to resign from Geokinetics within six months of the date of event, in addition to receiving twelve months’ salary and certain additional equity vesting provisions.  The agreement also contains various non-compete and non-solicitation provisions.

Gerald M. Gilbert.  Geokinetics entered into an employment agreement dated March 11, 2010 with Mr. Gilbert following the PGS Onshore acquisition.  Under the terms of the employment agreement, Mr. Gilbert agreed to serve as Senior Vice President with an annual base salary of $254,352 and a discretionary bonus with a target of 50% of his base salary.  The employment agreement also provides that Mr. Gilbert’s 2008 PGS bonus in the amount of $15,120 and 2009 PGS bonus, which was to be determined once PGS Onshore evaluations were completed, were to be payable in March 2010.  If Geokinetics terminates Mr. Gilbert’s employment without cause or Mr. Gilbert resigns for good reason, Mr. Gilbert is entitled to three months’ severance pay.  The employment agreement provides that Mr. Gilbert is not entitled to severance pay if his employment is terminated due to death, disability, his resignation (other than for good reason), or termination for cause, unless Geokinetics advises Mr. Gilbert of its intention to enforce certain non-compete obligations.  In the event Geokinetics undergoes a change in control, Mr. Gilbert has the right to receive certain additional equity vesting provisions.  The agreement also contains various non-compete and non-solicitation provisions.

William L. Moll, Jr.  Geokinetics is not party to an employment agreement with Mr. Moll.

Equity-Related Compensation

2010 Grants of Plan-Based Awards

Set forth in the table below is information regarding:

•                  Cash amounts that could have been received in 2010 by the named executive officers under the terms of the senior management incentive compensation plans or individual employment agreements; and

•                  Stock option or restricted stock awards granted by the Compensation Committee to the named executive officers in 2010, reflected on an individual grant basis.

All awards were granted under the 2007 Plan and 2010 Plan.  These grants represent all of the awards to the named executive officers under any plan during or with respect to 2010.

Name and Principal Position	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Grant Date

Richard F. Miles	3/2/2010	6,000	—	$—	$8.45
President and CEO	11/4/2010	—	42,000	$6.60	$6.60

Scott A. McCurdy	3/2/2010	3,000	—	$—	$8.45
Vice President and CEO

Ronald D. Cayon	—	—	—	—	—
Interim CFO

Gary L. Pittman	10/13/2010	—	50,000	$6.98	$6.98
Executive Vice President and CFO

Lee Parker	3/2/2010	3,000	—	$—	$8.45
Executive Vice President	11/4/2010	—	30,000	$6.60	$6.60

Gerald M. Gilbert	5/14/2010	12,000	—	$—	$6.42
Senior Vice President	11/4/2010	—	30,000	$6.60	$6.60

William L. Moll, Jr.	5/14/2010	12,000	—	$—	$6.42
Vice President, General Counsel and Corporate Secretary	11/4/2010	—	9,000	$6.60	$6.60

Outstanding Equity Awards as of December 31, 2010

The following table provides information as of December 31, 2010, regarding vested and unvested stock options and restricted stock awards held by each of the named executive officers.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1)

Richard F. Miles	11/4/2010	42,000	—	$6.60	11/15/2016
President and CEO	3/2/2010					6,000	$55,740
	7/29/2009	23,204	14,076	$14.73	12/10/2013
	7/29/2009					28,000	$260,120
	10/21/2008					10,000	$92,900

Scott A. McCurdy	7/29/2009	—	—	$14.73	12/10/2013	—	$—
Vice President and CFO

Ronald D. Cayon	—	—	—	—	—	—	—
Interim CFO

Gary L. Pittman	10/13/2010	50,000	—	$6.98	10/13/2020
Executive Vice President and CFO

Lee Parker	11/4/2010	30,000	—	$6.60	11/15/2016
Executive Vice President	3/2/2010					3,000	$27,870
	7/29/2009	11,602	7,038	$14.73	12/10/2013	—	$—
	7/29/2009					16,000	$148,640

Gerald M. Gilbert	11/4/2010	30,000	—	$6.60	11/15/2016
Senior Vice President	5/14/2010					12,000	$111,480

William L. Moll, Jr.	11/4/2010	9,000	—	$6.60	11/15/2016
Vice President, General Counsel and Corporate Secretary	5/14/2010					12,000	$111,480

(1)

The market value is determined by the closing stock price of $9.29 on December 31, 2010. With respect to the 10,000 shares of restricted stock granted to Mr. Miles on October 21, 2008, those shares will vest in three installments: the first installment of 3,333 shares will vest on the first Company vesting date (November 15th or May 15th) following a period of 90 consecutive trading days within which the average closing price of the Company’s stock is $18.00 per share or higher; the second installment of 3,333 shares will vest 12 months after the first installment vesting date; and the final installment of 3,334 shares will vest 24 months after the first installment vesting date.

Options Exercised and Stock Vested as of December 31, 2010

The following table provides information as of December 31, 2010, regarding options exercised and vested stock awards held by each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($) (1)

Richard F. Miles, President and CEO	—	$—	14,000	$110,040
Scott A. McCurdy, Vice President and CFO	—	$—	24,000	$118,560
Ronald D. Cayon, Interim CFO	—	$—	—	$—
Gary L. Pittman, Executive Vice President and CFO	—	$—	—	$—
Lee Parker, Executive Vice President	—	$—	8,000	$62,880
Gerald M. Gilbert, Senior Vice President	—	$—	—	$—
William L. Moll, Jr., Vice President, General Counsel and Corporate Secretary	—	$—	—	$—

(1)          On November, 15, 2010, Mr. Miles and Mr. Parker vested in 14,000 shares and 8,000 shares, respectively, of restricted stock.  The closing stock price on November 15, 2010 was $7.86.  On May 24, 2010, Mr. McCurdy vested in 24,000 shares of restricted stock.  The closing stock price on May 24, 2010 was $4.94.

Pension Benefits

None of the named executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of the named executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

As previously discussed, although the Company does not have any formal deferred compensation arrangements, to address the application of Section 409A of the Internal Revenue Code of 1986 and to ensure compliance therewith, the Company reviewed its compensation plans to identify any potential deferred compensation issues.

Potential Payments Upon Termination or Change in Control

The following describes the payments and benefits that would be provided to each named executive officer in the event that his employment is terminated with us for any reason, including resignation, termination without cause, retirement, a constructive termination of the executive or a change in control.

We have employment agreements that contain severance provisions with four of our named executive officers. The information below presents information respecting amounts payable upon a death, disability, or termination of a named executive officer as of December 31, 2010.

Chief Executive Officer—Richard F. Miles

Under his employment agreement effective October 22, 2008, if his employment is severed for any reason other than for cause, Mr. Miles is entitled to receive as compensation a sum equal to two times his annual base salary.  If Mr. Miles resigns for good reason, he is also entitled to receive two times his most recent annual bonus.  In the event his employment was severed on December 31, 2010, Mr. Miles would have received $900,000, payable over 24 months.  Additionally, Geokinetics would have continued to pay for his medical insurance coverage at the existing level for two years following his termination date, which had an estimated value of $6,000.  For purposes of Mr. Miles’ employment agreement, a “change in control,” as defined in Geokinetics’ most recent stock awards plan, shall not be considered “good reason.”

Additionally, all unvested stock options, restricted stock, or other equity compensation granted to Mr. Miles shall fully vest immediately upon a termination of Mr. Miles’ employment without cause or by Mr. Miles for good reason.

Chief Financial Officer—Gary L. Pittman

Pursuant to his employment agreement effective October 13, 2010, if Mr. Pittman’s employment is terminated without cause or Mr. Pittman resigns from his employment for good reason, Mr. Pittman is entitled to 12 months’ severance pay.  In the event his employment was severed on December 31, 2010, Mr. Pittman would have received $312,000, payable over 12 months.  The employment agreement provides that Mr. Pittman is not entitled to severance pay if his employment is terminated due to death, disability, his resignation (other than for good reason), or termination for cause, unless Geokinetics advises Mr. Pittman of its intention to enforce certain non-compete obligations, in which case, as of December 31, 2010, he would have been entitled to $312,000.  In the event Geokinetics undergoes a change in control, all of Mr. Pittman’s stock options and any other equity awards then outstanding shall immediately become 100% vested and immediately and fully exercisable.

Other Executive Officers—Lee Parker, Gerald M. Gilbert and William L. Moll, Jr.

Under Mr. Parker’s employment agreement effective March 22, 2010, if Geokinetics terminates Mr. Parker’s employment without cause, Mr. Parker is entitled to 12 months’ severance pay.  In the event his employment was severed on December 31, 2010, Mr. Parker would have received $285,000, payable over 12 months.  Additionally, if Mr. Parker’s employment with Geokinetics is severed for any reason within three years of the date of the agreement, the restricted stock awarded on July 29, 2009 will automatically vest.  The employment agreement provides that Mr. Parker is not entitled to severance pay if his employment is terminated due to death, disability, his resignation, or termination for cause, unless Geokinetics advises Mr. Parker of its intention to enforce certain non-compete obligations, in which case, as of December 31, 2010, Mr. Parker would have been entitled to $312,000.

In the event Geokinetics undergoes a change in control resulting in a reduced salary or job function, Mr. Parker has the right to resign from Geokinetics within six months of the date of event, in addition to receiving twelve months’ salary.  In the event of a change in control, Mr. Parker shall automatically vest in 50% of the outstanding, unvested equity from each vesting period.  In addition, if the change in control results in a reduced job function, Mr. Parker shall automatically vest in the remaining 50% of the outstanding, unvested equity from each vesting period (thereby resulting in 100% vesting in outstanding, unvested equity).  The agreement also contains various non-compete and non-solicitation provisions.

Geokinetics entered into an employment agreement dated March 11, 2010 with Mr. Gilbert following the PGS Onshore acquisition.  Under the terms of the employment agreement, if Geokinetics terminates Mr. Gilbert’s employment without cause or Mr. Gilbert resigns for good reason, Mr. Gilbert is entitled to three months’ severance pay, which as of December 31, 2010, would have been $63,088.  The employment agreement provides that Mr. Gilbert is not entitled to severance pay if his employment is terminated due to death, disability, his resignation (other than for good reason), or termination for cause, unless Geokinetics advises Mr. Gilbert of its intention to enforce certain non-compete obligations, in which case, as of December 31, 2010, Mr. Gilbert would have also been entitled to $63,088.  In the event Geokinetics undergoes a change in control, Mr. Gilbert shall automatically vest in 50% of any outstanding, unvested equity.  The agreement also contains various non-compete and non-solicitation provisions.

As mentioned above, Geokinetics is not party to an employment agreement with Mr. Moll.

Director Compensation

For 2010, each incumbent non-employee director received an annual retainer of $30,000 and each director is also entitled to receive $1,500 per Board meeting attended in person or by telephone.  An additional stipend of $15,000 was received by the Chairman; $15,000 for the Audit Committee Chairman; $15,000 for the Compensation Committee Chairman; $5,000 for the Nominating and Governance Committee Chairman; and each Committee member is entitled to receive $1,000 per Committee meeting attended in person or by telephone.  Additionally, each of Messrs. Pittman, Strong and Tripodo received $1,000 per meeting for serving on an independent committee of directors with respect to the Series D and Warrant Purchase Agreement.  Six (6) meetings of such independent committee were held.

The Board grants future equity awards to directors on an annual basis in an amount recommended by the Compensation Committee and approved by the full Board.  In March 2010, the Compensation Committee recommended an award of 4,000 shares of restricted stock to the directors for 2010, except that Mr. Langseth did not accept an award of restricted shares at that time.  The value of the restricted stock price was based on the closing stock price of $8.45 on March 2, 2010.  The restricted stock will vest equally over three years on May 15, 2011, 2012 and 2013.

There is no deferred compensation for directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)	Total ($)
William R. Ziegler Chairman of the Board;	60,500	33,800	—	—	94,300
Gary M. Pittman Chairman of Compensation Committee	84,000	33,800	—	—	117,800
Christopher M. Harte Chairman of Corporate Governance and Nominating Committee	70,500	33,800	—	—	104,300
Steven A. Webster Director	50,000	33,800	—	—	83,800
Robert L. Cabes, Jr. Director (2)	53,500	33,800	—	—	87,300
Christopher D. Strong Chairman of Audit Committee	80,500	33,800	—	—	114,300
Gottfred Langseth Director (3)	35,333	—	—	—	35,333
Anthony Tripodo Director	48,333	33,800	—	—	82,133

(1)             As of December 31, 2010, each of the nonemployee directors had aggregate outstanding 7,000 shares of unvested restricted stock, except Mr. Tripodo who has 4,000 shares of unvested restricted stock and Mr. Langseth who has no unvested shares of restricted stock.

(2)             Mr. Cabes is obligated under his employment arrangement with Avista Capital Holdings LP to transfer any remuneration he receives as a director of the Company to Avista.

(3)             Mr. Langseth is obligated under his employment arrangement with PGS to transfer any remuneration he receives as a director of the Company to PGS.

PROPOSAL 2—APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors, at the request of the Audit Committee, is seeking stockholder ratification of the appointment of UHY LLP, 12 Greenway Plaza, 8th Floor, Houston, TX  77046-1291, as Geokinetics’ independent registered public accounting firm for fiscal year ending December 31, 2011.

The firm of UHY LLP (“UHY”) served as independent registered public accountants, to examine Geokinetics’ consolidated financial statements for the fiscal years ending December 31, 2010, and 2009.  Through and as of May 2, 2011, UHY had a continuing relationship with UHY Advisors, Inc. (“Advisors”) from which it leased auditing staff who were full time, permanent employees of Advisors and through which UHY’s partners provide non-audit services.  UHY has few full time employees. Therefore, few, if any, of the audit services performed were provided by permanent full-time employees of UHY. UHY manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

Principal Accountant Fees and Services

UHY completed a review of Geokinetics’ unaudited condensed quarterly financial statements for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 and audited the financial statements of the Company for the fiscal years ended December 31, 2010 and 2009. Aggregate fees for professional services rendered to Geokinetics by UHY for the years ended December 31, 2010 and 2009, were as follows (in thousands):

	Year Ended
	December 31,
	2010	2009
Audit Fees	$1,120	$800
Audit-Related Fees	0	276
Tax Fees	0	19
All Other Fees	54	0
Total	$1,174	$1,095

Audit Fees

The Audit fees for the years ended December 31, 2010 and 2009, respectively, were for professional services rendered for the audits of Geokinetics’ consolidated financial statements, the review of documents filed with the SEC, consents, and the issuance of comfort letters.

Audit-Related Fees

The Audit-related fees for the years ended December 31, 2010 and 2009, respectively, were for professional services rendered for the reviews of Geokinetics’ quarterly consolidated financial statements, due diligence, merger and acquisition assistance, and consultations concerning financial accounting and reporting standards.

Tax Fees

The Tax fees for the years ended December 31, 2010 and 2009, respectively, were for professional services rendered for tax compliance and tax reviews in conjunction with the audit.

All Other Fees

There were no other fees for the years ended December 31, 2010 and 2009, respectively.

Pre-Approval Policies and Procedures

The Audit Committee’s “Policy on the Engagement of the Independent Auditor” requires the Audit Committee to approve all types of audit and permitted non-audit services to be performed by the Company’s independent auditors during the year, as required under applicable law.

The Audit Committee pre-approves annually proposed audit and permitted non-audit services to be provided by the independent auditors for the fiscal year.  The Audit Committee also considers for pre-approval annually the maximum amount of fees and the manner in which the fees are determined for each type of pre-approved audit and non-audit services proposed to be provided by the independent auditors for the fiscal year.  The Audit Committee separately pre-approves any service that is not included in the approved list of services or any proposed services exceeding pre-approved cost levels.  The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for services that need to be addressed between Audit Committee meetings.  The Audit Committee is then informed of these pre-approval decisions, if any, at the next meeting of the Audit Committee.

All audit-related services, tax services and other services were pre-approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policies described above.  The Audit Committee has considered whether the provision of the non-audit services by UHY described above is compatible with maintaining auditor independence and has determined that auditor independence has not been compromised.

While stockholder ratification is not required by our Bylaws or otherwise, the Board of Directors will present a proposal to the stockholders to approve and ratify as part of good corporate governance principles, the engagement of UHY. If the stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain UHY. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.  Representatives of UHY are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and to respond to appropriate questions from those attending the meeting.

Votes Required; Board Recommendation

The approval of the appointment of UHY will be determined by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.  Abstentions will be counted for purposes of determining the total number of votes present with respect to this proposal and therefore will have the same effect as a vote against this proposal. Broker non-votes will not be considered present at the Annual Meeting for this proposal so a broker non-vote will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which a majority is calculated.

The Board recommends a vote FOR the ratification of the appointment of UHY LLP as Geokinetics’ independent registered public accountants for the fiscal year ending December 31, 2011, and proxies not marked to the contrary will be so voted.

OTHER BUSINESS

The Board of Directors knows of no other business to be brought before the Annual Meeting other than the proposals set forth in this proxy statement. If any other proposals come before the meeting, the shares represented by proxies shall be voted in accordance with the judgment of the person or persons exercising the authority conferred by the proxies.

By Order of the Board of Directors

/s/ WILLIAM L. MOLL, JR.
William L. Moll, Jr.
Corporate Secretary

Houston, Texas

May 2, 2011

96759 FOLD AND DETACH HERE GEOKINETICS INc. Mark Here for Address Change or Comments SEE REVERSE NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature Signature Date YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/gok Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TElEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. 1.1 William R. Ziegler 1.2 Richard F. Miles 1.3 Christopher M. Harte 1.4 Steven A. Webster 1.5 Gary M. Pittman 1.6 Robert L. Cabes, Jr. 1.7 Christopher D. Strong 1.8 Gottfred Langseth 1.9 Anthony Tripodo Please mark your votes as indicated in this example X FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. 1. ELECTION OF DIRECTORS 2. RATIFICATION OF APPOINTMENT OF UHY LLP as independent public accountants of the Company 3. In their discretion, the proxies are authorized to vote upon any other matter that properly may come before the meeting or any adjournment thereof. FOR AGAINST ABSTAIN k220349:11-588 Geokinetics Inc. PC 1a 4/30/11 6:18 AM Page 1

RESTRICTED AREA - SCAN LINE RESTRICTED AREA - SIGNATURE LINES 96759 You can now access your Geokinetics Inc. account online. Access your Geokinetics Inc. account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for Geokinetics Inc., now makes it easy and convenient to get current information on your stockholder account. View account status View payment history for dividends View certificate history Make address changes View book-entry information Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect ® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of stockholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon.gok. Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. Address change/comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 FOLD AND DETACH HERE (continued and to be marked, dated and signed, on the other side) GEOKINETICS INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Richard F. Miles, Gary L. Pittman and William L. Moll, Jr. as proxies, each with full power of substitution, and authorizes them to vote as designated on the reverse side, all the shares of common stock and Series B Preferred Stock of Geokinetics Inc. (the “Company”) held on record by the undersigned on Tuesday, April 12, 2011, (the “Record Date”) and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at the Hilton Westchase, 9999 Westheimer Rd., Houston, TX 77042 at 2:00 p.m. on Wednesday, June 8, 2011, or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting. k220349:11-588 Geokinetics Inc. PC 1a 4/30/11 6:18 AM Page 2